Exhibit 6.2

PROMISSORY NOTE

Principal Amount: $125,000.00	Dated as of April 16th, 2018
New York, New York

Collective Wisdom Technologies, Inc., a Delaware corporation (the “Maker”) promises to reimburse to the order of Juli R. Rasmussen (the “Payee”), the principal sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) in lawful money of the United States of America in accordance with the terms of this agreement. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance outstanding under this Promissory Note (this “Note”) and all accrued and unpaid interest thereon shall be due and payable on or before April 16th, 2020 (the “Maturity Date”).

2. Interest. This Note shall bear simple interest at a rate per annum equal to Ten percent (10%) per annum, from the date hereof, until the principal amount is paid in full, for the actual number of days elapsed based on a thirty (30) day month. All accrued and unpaid interest, together with the outstanding principal amount, shall be paid to the Payee on or before the Maturity Date.

3. Application of Payments. All payments shall be applied first to payment of all accrued and unpaid interest, and second to the reduction of the unpaid principal balance of this Note.

4. Prepayment. Maker may pay without penalty all or a portion of the amount owed earlier than it is due.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure by Maker to pay the principal balance, or all accrued and unpaid interest, of this Note, within five (5) business days following the due date thereof; or

(b) The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing; or

(c) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note with all accrued and unpaid interest thereon, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note with all accrued and unpaid interest thereon, and all other sums payable hereunder shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Upon the occurrence of an Event of Default Interest shall accrue at the lesser of (i) 16% per annum or (ii) the highest rate of interest permissible under law.

(d) In addition to the sums of principle and interest due hereunder, Maker shall be responsible to pay any and all costs of enforcement of the terms hereof including but not limited to reasonable attorney fees.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note hereby waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to it or affecting its liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

COLLECTIVE WISDOM
TECHNOLOGIES, INC.	MCCORMICK & O’BRIEN, LLP
441 East 12th Street, Suite 2B	9 E. 40th Street, 4th Floor
New York, NY 10009	New York, New York 10016
Attention: Byron Bennett	Attention: Charles F. McCormick, Esq.

If to Payee:

JULI R. RASMUSSEN

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, or (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

12. No Assignment. This Note shall not be assignable by Payee without the prior written consent of Maker.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

By:	/s/ Byron L. Bennett	By:	/s/ Juli R. Rasmussen
Name:	Byron L. Bennett, CEO	Name:	Juli R. Rasmussen, Payee

Wire Instructions for Collective Wisdom Technologies, Inc.

JP Morgan Chase Bank

60 East 42nd St.	For Account of:
New York, NY USA 10017	McCormick & O’Brien, LLP
Routing Number:	Master Escrow Account
Account Number:	9 East 40th Street, 4th Floor
SWIFTCODE for Chase is	New York, NY 10016 (212) 286-4471

PROMISSORY NOTE

Principal Amount: $32,330.50	Dated as of July 29th, 2018
New York, New York

Collective Wisdom Technologies, Inc., a Delaware corporation (the “Maker”) promises to reimburse to the order of Juli R. Rasmussen (the “Payee”), the principal sum of Thirty Two Thousand Three Hundred Thirty Dollars and 50 cents ($32,330.50) in lawful money of the United States of America in accordance with the terms of this agreement. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The principal balance outstanding under this Promissory Note (this “Note”) and all accrued and unpaid interest thereon shall be due and payable on or before December 31st, 2018 (the “Maturity Date”).

2. Interest. This Note shall bear simple interest at a rate per annum equal to Ten percent (10%) per annum, from the date hereof, until the principal amount is paid in full, for the actual number of days elapsed based on a thirty (30) day month. All accrued and unpaid interest, together with the outstanding principal amount, shall be paid to the Payee on or before the Maturity Date.

3. Application of Payments. All payments shall be applied first to payment of all accrued and unpaid interest, and second to the reduction of the unpaid principal balance of this Note.

4. Prepayment. Maker may pay without penalty all or a portion of the amount owed earlier than it is due.

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure by Maker to pay the principal balance, or all accrued and unpaid interest, of this Note, within five (5) business days following the due date thereof; or

(b) The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing; or

(c) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note with all accrued and unpaid interest thereon, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note with all accrued and unpaid interest thereon, and all other sums payable hereunder shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

(c) Upon the occurrence of an Event of Default Interest shall accrue at the lesser of (i) 16% per annum or (ii) the highest rate of interest permissible under law.

(d) In addition to the sums of principle and interest due hereunder, Maker shall be responsible to pay any and all costs of enforcement of the terms hereof including but not limited to reasonable attorney fees.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note hereby waives presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to it or affecting its liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

COLLECTIVE WISDOM

TECHNOLOGIES, INC.

154 Grand Street – 2N

New York, NY 10013

Attention: Byron Bennett

If to Payee:

JULI R. RASMUSSEN

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, or (iii) the date reflected on a signed delivery receipt, or (iv) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction

12. No Assignment. This Note shall not be assignable by Payee without the prior written consent of Maker.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.

By:	/s/ Byron L. Bennett	By:	/s/ Juli R. Rasmussen
Name:	Byron L. Bennett, CEO	Name:	Juli R. Rasmussen, Payee

Wire Instructions for Collective Wisdom Technologies, Inc.

Citibank, NA

Routing #

Account #

79 5th Avenue

New York, NY 10003

(646) 291-2965